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                                  EXHIBIT 23.3


              CONSENT OF GRANT THORNTON LLP, INDEPENDENT AUDITORS


We have issued our report dated August 24, 1998 accompanying the financial statements of Shrader Refuse and Recycling Service Company included in the Post Effective Amendment No. 1 to the Registration Statement (Form S-4 No. 333-59199, effective September 9, 1998) which is incorporated by reference in this Registration Statement (Form S-8). We consent to the incorporation by reference in this Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."

GRANT THORNTON LLP

Lincoln, Nebraska
September 14, 1998